EV Energy Partners Announces Third Quarter 2015 Results; Distribution and Guidance Updates

HOUSTON, TX, November 9, 2015 /PRNewswire/ -- EV Energy Partners, L.P. (NASDAQ: EVEP) today announced results for the third quarter of 2015 and the filing of its Form 10-Q with the Securities and Exchange Commission. Additionally, EVEP has provided an update on distributions and fourth quarter 2015 guidance.

Third Quarter 2015 Results

Adjusted EBITDAX for the third quarter of 2015 was $43.8 million, a 29 percent decrease from the third quarter of 2014 and an 18 percent decrease from the second quarter of 2015. Distributable Cash Flow for the third quarter of 2015 was $20.1 million, a 37 percent decrease from the third quarter of 2014 and a 23 percent decrease from the second quarter of 2015. The decreases in Adjusted EBITDAX and Distributable Cash Flow are primarily due to the sale of our Utica midstream interests, lower production and lower realized commodity prices, partially offset by decreased operating costs and expenses. Adjusted EBITDAX and Distributable Cash Flow are Non-GAAP financial measures and are described in the attached table under “Non-GAAP Measures.”

Production for the third quarter of 2015 was 9.7 Bcf of natural gas, 212 Mbbls of oil and 526 Mbbls of natural gas liquids, or 153.8 Mmcfe/day. This represents a 13 percent decrease from third quarter 2014 production of 175.8 Mmcfe/d and a 6 percent decrease from second quarter 2015 production of 162.8 Mmcfe/day. Third quarter production was primarily impacted by adjustments from prior periods, timing of certain well completions and natural decline.

EVEP reported a net loss of $9.8 million, or $(0.20) per basic and diluted weighted average limited partner unit outstanding, for the third quarter of 2015. Included in net loss were the following items:

•	$15.8 million of impairment charges related to the write down of certain oil and natural gas properties due to the effects of commodity prices on expected future net cash flows;

•	$1.2 million of non-cash gains on commodity derivatives;

•	$2.3 million of non-cash costs contained in general and administrative expenses;

•	$0.5 million of cash due diligence and other transaction costs for the acquisitions completed on October 1st contained in general and administrative expenses; and

•	$1.0 million of dry hole and exploration costs.

For the second quarter of 2015, EVEP reported net income of $164.1 million, or $3.25 per basic and diluted weighted average limited partner unit outstanding, which included the sale of our Utica midstream interests. For the third quarter of 2014, EVEP reported net income of $42.6 million, or $0.85 per basic and diluted weighted average limited partner unit outstanding.

Distribution Update

As EVEP moves forward into 2016, both the volumes and swap prices of its natural gas and crude oil hedges decline from 2015 levels. In addition, there has been a prolonged downturn in commodity prices over the past year, including the deterioration in future strip prices for crude oil, natural gas, and natural gas liquids. Due to these factors, EVEP expects that its distributable cash flow, beginning in 2016, will be below levels necessary to maintain a $0.50 per unit quarterly distribution, absent a significant, near-term rebound in commodity prices. Management believes it is important to maintain a strong liquidity position during times of low commodity prices until there is more certainty and visibility on the timing and extent of a rebound in commodity prices. Therefore, over the next several months, as the budgeting process for 2016 is completed, EVEP will address its future quarterly distribution levels and policies to align future distributions with projected distributable cash flow. EVEP expects to provide additional information on future quarterly distribution levels by its next distribution announcement date in late January.

“In early October, we closed on our previously announced acquisitions and amended our credit facility, which included an increase in our borrowing base to $625 million. The acquisitions increase our production and reserves by over 30 percent and leave the Partnership with over $425 million of liquidity, which we believe is very important during this period of depressed commodity prices. While we expect higher commodity prices over time, our goal is to maintain liquidity and flexibility to manage through the current commodity price environment, including addressing appropriate future quarterly distribution levels through this downturn,” commented Mr. Michael Mercer, President and CEO.

Fourth Quarter 2015 Guidance Update

With the closing of the previously announced acquisitions on October 1, updated fourth quarter guidance ranges including the acquisitions are as follows:

($ in millions)	4Q15
Net Production
Natural Gas (Mmcf)	13,140	-	13,680
Crude Oil (Mbbls)	355	-	370
Natural Gas Liquids (Mbbls)	660	-	685
Total Mmcfe	19,230	-	20,010

Average Daily Production (Mmcfe/d)	209	-	218

Net Transportation Margin	$0.2	-	$0.3

Average Price Differential vs NYMEX
Natural Gas ($/Mcf)	$0.39	-	$0.49
Crude Oil ($/Bbl)	$3.00	-	$5.00
NGL (% of NYMEX Crude Oil)	26%		30%

Expenses
Operating Expenses:
LOE and other	$30.0	-	$34.0
Production Taxes (as % of revenue)	4.0%	-	5.0%

General and administrative expense	$5.9	-	$7.4

E&P Capital Expenditures	$10.0	-	$11.0

Quarterly Report on Form 10-Q

EVEP’s financial statements and related footnotes are available in the third quarter 2015 Form 10-Q, which was filed today and is available through the Investor Relations/SEC Filings section of the EVEP website at http://www.evenergypartners.com.

Conference Call and Webcast

As announced on October 29, 2015, EV Energy Partners, L.P. will host an investor conference call on November 9, 2015, at 9 a.m. Eastern Time (8 a.m. Central). Investors interested in participating in the call may dial 1-888-632-5023 (quote conference ID 672346) at least 5 minutes prior to the start time, or may listen live over the Internet through the Investor Relations section of the EVEP website at http://ir.evenergypartners.com/events.cfm.

About EV Energy Partners, L.P.

EV Energy Partners, L.P. is a master limited partnership engaged in acquiring, producing and developing oil and natural gas properties. More information about EVEP is available on the Internet at http://www.evenergypartners.com.

(code #: EVEP/G)

Forward Looking Statements

This press release may include statements that are not historical facts which are "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements include information about, future plans, our reserve quantities and the present value of our reserves, estimates of maintenance capital and other statements which include words such as "anticipates," "plans," "projects," "expects," "intends," "believes," "should," and similar expressions of forward-looking information. Forward-looking statements are inherently uncertain and necessarily involve risks that may affect the business prospects and performance of EV Energy Partners, L.P. Actual results may differ materially from those contained in the press release. Such risks and uncertainties include, but are not limited to, changes in commodity prices, changes in reserve estimates, requirements and actions of purchasers of properties, exploration and development activities, the availability and cost of financing, the returns on our capital investments and acquisition strategies, the availability of sufficient cash flow to pay distributions and execute our business plan and general economic conditions. Additional information on risks and uncertainties that could affect our business prospects and performance are provided in the most recent reports of EV Energy Partners with the Securities and Exchange Commission. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements.

Any forward-looking statement speaks only as of the date on which such statement is made and EVEP undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Operating Statistics

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Production data:
Oil (Mbbls)	212	270	690	790
Natural gas liquids (Mbbls)	526	593	1,671	1,714
Natural gas (Mmcf)	9,720	11,000	30,326	32,798
Net production (Mmcfe)	14,147	16,172	44,491	47,817
Average sales price per unit: (1)
Oil (Bbl)	$41.27	$93.73	$46.19	95.54
Natural gas liquids (Bbl)	11.93	29.30	14.11	$31.00
Natural gas (Mcf)	2.32	3.71	2.38	4.18
Mcfe	2.66	5.16	2.87	5.56
Average unit cost per Mcfe:
Production costs:
Lease operating expenses	$1.59	$1.64	$1.57	$1.63
Production taxes	0.10	0.19	0.11	0.20
Total	1.69	1.83	1.68	1.83
Asset retirement obligations accretion expense	0.08	0.08	0.08	0.08
Depreciation, depletion and amortization	1.66	1.59	1.68	1.61
General and administrative expenses	0.61	0.60	0.66	0.73

(1) Prior to $35.9 million and $4.3 million of net hedge gains (losses) on settlements of commodity derivatives for the three months ended September 30, 2015 and September 30, 2014, respectively, and $100.1 million and ($5.5) million for the nine months ended September 30, 2015 and September 30, 2014, respectively.

Condensed Consolidated Balance Sheets
(In $ thousands, except number of units)
(Unaudited)
	September 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$39,861	$8,255
Accounts receivable:
Oil, natural gas and natural gas liquids revenues	19,488	32,758
Related party	-	1,043
Other	5,019	4,570
Derivative asset	71,406	113,044
Other current assets	1,108	2,000
Assets held for sale	-	315,173
Total current assets	136,882	476,843

Oil and natural gas properties, net of accumulated
depreciation, depletion and amortization; September 30,
2015, $926,744; December 31, 2014, $778,679	1,552,097	1,710,925
Other property, net of accumulated depreciation
and amortization; September 30, 2015, $926;
December 31, 2014, $898	1,087	1,141
Restricted cash	-	33,768
Long–term derivative asset	15,323	20,647
Other assets	32,839	5,879
Total assets	$1,738,228	$2,249,203

LIABILITIES AND OWNERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities:
Third party	$45,106	$47,878
Related party	2,226	-
Total current liabilities	47,332	47,878

Asset retirement obligations	98,249	103,832
Long–term debt	499,472	1,030,391
Other long–term liabilities	477	989

Commitments and contingencies

Owners’ equity:
Common unitholders - 48,871,399 units and
48,572,019 units issued and outstanding as of
September 30, 2015 and December 31, 2014,
respectively	1,103,771	1,077,826
General partner interest	(11,073)	(11,713)
Total owners' equity	1,092,698	1,066,113
Total liabilities and owners' equity	$1,738,228	$2,249,203

Condensed Consolidated Statements of Operations
(In $ thousands, except per unit data)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues:
Oil, natural gas and natural gas liquids revenues	$37,587	$83,440	$127,734	$265,639
Transportation and marketing–related revenues	734	1,091	2,285	3,591
Total revenues	38,321	84,531	130,019	269,230

Operating costs and expenses:
Lease operating expenses	22,509	26,579	69,833	78,002
Cost of purchased natural gas	510	813	1,588	2,725
Dry hole and exploration costs	1,034	3,972	1,720	5,943
Production taxes	1,357	3,034	4,708	9,514
Asset retirement obligations accretion expense	1,134	1,244	3,548	3,634
Depreciation, depletion and amortization	23,485	25,723	74,718	76,961
General and administrative expenses	8,609	9,688	28,968	34,735
Impairment of oil and natural gas properties	15,787	946	122,244	2,267
Gain on sales of oil and natural gas properties	-	-	(531)	(1,484)
Total operating costs and expenses	74,425	71,999	306,796	212,297

Operating (loss) income	(36,104)	12,532	(176,777)	56,933

Other income (expense), net:
Gain (loss) on derivatives, net	37,042	37,548	51,406	(3,264)
Interest expense	(11,043)	(13,676)	(38,279)	(38,193)
Other income, net	206	76	51	456
Total other income (expense), net	26,205	23,948	13,178	(41,001)

(Loss) income from continuing operations before income taxes	(9,899)	36,480	(163,599)	15,932
Income taxes	61	(157)	684	176
(Loss) income from continuing operations	(9,838)	36,323	(162,915)	16,108
Income from discontinued operations	-	6,297	255,512	11,236
Net (loss) income	($9,838)	$42,620	$92,597	$27,344

Basic and diluted earnings per limited partner unit:
(Loss) income from continuing operations	($0.20)	$0.72	($3.29)	$0.29
Income from discontinued operations	-	$0.13	$5.12	$0.23
Net (loss) income	($0.20)	$0.85	$1.83	$0.52

Weighted average limited partner units outstanding (basic and diluted)	48,871	48,572	48,846	48,561

Distributions declared per unit	$0.500	$0.774	$1.500	$2.319

Condensed Consolidated Statements of Cash Flows
(In $ thousands)
(Unaudited)	Nine Months Ended September 30,
	2015	2014
Cash flows from operating activities:
Net income	$92,597	$27,344
Adjustments to reconcile net income to net cash flows provided by operating activities:
Income from discontinued operations	(255,512)	(11,236)
Asset retirement obligations accretion expense	3,548	3,634
Depreciation, depletion and amortization	74,718	76,961
Equity–based compensation cost	9,635	15,345
Impairment of oil and natural gas properties	122,244	2,267
Gain on sales of oil and natural gas properties	(531)	(1,484)
(Gain) loss on derivatives, net	(51,406)	3,264
Cash settlements of matured derivative contracts	98,368	(8,170)
Other	288	5,527
Changes in operating assets and liabilities:
Accounts receivable	13,864	(7,077)
Other current assets	894	(833)
Accounts payable and accrued liabilities	10,610	12,360
Other, net	(120)	(733)
Net cash flows provided by operating activities from continuing operations	119,197	117,169
Net cash flows used in operating activities from discontinued operations	(372)	-
Net cash flows provided by operating activities	118,825	117,169

Cash flows from investing activities:
Additions to oil and natural gas properties	(58,687)	(73,356)
Deposit on acquisition of oil and natural gas properties	(25,900)	-
Prepaid drilling costs	-	(2,501)
Proceeds from sale of oil and natural gas properties	1,439	7,365
Restricted cash	33,768	-
Other	48	52
Net cash flows used in investing activities from continuing operations	(49,332)	(68,440)
Net cash flows provided by (used in) investing activities from discontinued operations	572,160	(105,200)
Net cash flows provided by (used in) investing activities	522,828	(173,640)

Cash flows from financing activities:
Repayment of long-term debt borrowings	(561,000)	-
Long-term debt borrowings	30,000	172,000
Loan costs incurred	(3,400)	-
Contributions from general partner	91	154
Distributions paid	(75,738)	(116,172)
Other	-	(5)
Net cash flows (used in) provided by financing activities	(610,047)	55,977

Increase (decrease) in cash and cash equivalents	31,606	(494)
Cash and cash equivalents – beginning of period	8,255	11,698
Cash and cash equivalents – end of period	$39,861	$11,204

Non-GAAP Measures

We define Adjusted EBITDAX as net (loss) income plus income from discontinued operations, EBITDAX from discontinued operations, income taxes, interest expense, net, cash settlements of matured interest rate swaps, depreciation, depletion and amortization, asset retirement obligations accretion expense, (gain) loss on derivatives, net, cash settlements of matured derivative contracts, non-cash equity compensation expense, impairment of oil and natural gas properties, non-cash inventory write down expense, dry hole and exploration costs, gain on sales of oil and natural gas properties, and loss on sale of investment in unconsolidated affiliates, contained in Other income, net. Distributable Cash Flow is defined as Adjusted EBITDAX less cash income taxes, cash interest expense, net, realized losses on interest rate swaps, and estimated maintenance capital expenditures.

Adjusted EBITDAX and Distributable Cash Flow are used by our management to provide additional information and statistics relative to the performance of our business, including (prior to the creation of any reserves) the cash available to pay distributions to our unitholders. We believe these financial measures may indicate to investors whether or not we are generating cash flow at a level that can sustain or support an increase in our quarterly distribution rates. Adjusted EBITDAX and Distributable Cash Flow are also quantitative standards used throughout the investment community with respect to performance of publicly-traded partnerships. Adjusted EBITDAX and Distributable Cash Flow should not be considered as alternatives to net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDAX and Distributable Cash Flow exclude some, but not all, items that affect net income and operating income and these measures may vary among companies. Therefore, our Adjusted EBITDAX and Distributable Cash Flow may not be comparable to similarly titled measures of other companies.

Reconciliation of Net (Loss) Income to Adjusted EBITDAX and Distributable Cash Flow
(In $ thousands)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,

	2015	2014	2015	2014

Net (loss) income	($9,838)	$42,620	$92,597	$27,344

Add:
Income from discontinued operations	-	(6,297)	(255,512)	(11,236)
EBITDAX from discontinued operations	-	8,804	15,941	17,766
Income taxes	(61)	157	(684)	(176)
Interest expense, net	11,032	13,676	38,264	38,192
Cash settlements of matured interest rate swaps	-	878	1,736	2,635
Depreciation, depletion and amortization	23,485	25,723	74,718	76,961
Asset retirement obligations accretion expense	1,134	1,244	3,548	3,634
(Gain) loss on derivatives, net	(37,042)	(37,548)	(51,406)	3,264
Cash settlements of matured derivative contracts	35,891	3,386	98,368	(8,170)
Non-cash equity compensation expense	2,341	4,287	9,635	15,345
Impairment of oil and natural gas properties	15,787	946	122,244	2,267
Non-cash inventory write down expense	-	-	149	53
Dry hole and exploration costs	1,034	3,972	1,720	5,943
Gain on sales of oil and natural gas properties	-	-	(531)	(1,484)
Loss on sale of investment in unconsolidated affiliates, contained in Other income, net	-	-	358	-
Adjusted EBITDAX	$43,763	$61,848	$151,145	$172,338

Less:
Cash income taxes	-	283	-	282
Cash interest expense, net	10,631	13,069	37,240	36,374
Realized losses on interest rate swaps	-	878	1,736	2,635
Estimated maintenance capital expenditures (1)	13,000	15,440	39,797	45,888
Distributable Cash Flow	$20,132	$32,178	$72,372	$87,159

(1) Estimated maintenance capital expenditures are those expenditures estimated to be necessary to maintain the production levels of our oil and gas properties over the long term and the operating capacity of our other assets over the long term.

Hedge Summary as of November 9, 2015
		Swap	Swap
Period	Index	Volume	Price
Natural Gas (Mmmbtus)
4Q 2015	NYMEX	11,362.0	$4.65
2016	NYMEX	39,894.0	$3.57
2017	NYMEX	21,900.0	$3.24

Crude (Mbbls)
4Q 2015	WTI	357.7	$89.61
2016	WTI	366.0	$90.14

Propane (Mbbls)
4Q 2015	Mt Belvieu	119.6	$24.98

Ethane (Mbbls)
2016	Mt Belvieu	0.9	$9.14

Period	Index	Put Volume	Floor Price
Ethane (Mbbls)
4Q 2015	Mt Belvieu	2.3	$10.50

Interest Rate Swap Agreements		Notional Amount	Fixed Rate
		(in $ mill)
2017		100.0	1.039%
2018 - September 2020		100.0	1.795%

EV Energy Partners, L.P., Houston

Nicholas Bobrowski

713-651-1144

http://www.evenergypartners.com